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                                                                       Exhibit 5


-----------------------             March 16, 2000


Selectica, Inc.
3 West Plumeria Drive
San Jose, California 95134-2111

               Re:    Selectica, Inc. Registration Statement
                      for Offering of 8,577,266 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 3,530,806 shares of Common Stock under the 1996 Stock Plan, (ii) 2,200,000 shares of Common Stock under the 1999 Equity Incentive Plan, (iii) 1,000,000 shares of Common Stock under the 1999 Employee Stock Purchase Plan, (iv) 1,646,460 shares of Common Stock acquired under Written Compensatory Agreements, (v) 50,000 shares of Common Stock under the Stock Option Agreement for Charles Pendell, (vi) 50,000 shares of Common Stock under the Stock Option Agreement for Dr. S.S. Sundarajan, (vii) 50,000 shares of Common Stock under the Stock Option Agreement for Ashish Mathur, and (viii) 50,000 shares of Common Stock under the Stock Option Agreement for Stephen Bennion. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, Written Compensatory Agreements, Stock Option Agreement for Charles Pendell, Stock Option Agreement for Dr. S.S. Sundarajan, Stock Option Agreement for Ashish Mathur, and the Stock Option Agreement for Stephen Bennion and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Gunderson Dettmer Stough Villeneuve Franklin
                                  & Hachigian, LLP
                                  ---------------------------------------
                                  Gunderson Dettmer Stough Villeneuve Franklin
                                  & Hachigian, LLP